EXHIBIT 10.2
STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 21st day of May 2009 by the shareholder of Flex Fuels Energy, Inc. indentified in Schedule A hereto (the “Seller”) and Flex Fuels Energy, Inc. (IRS Employer Identification No. 20-5242826), which has an address at c/o the ARM Partnership, Third Floor, 14 South Molton Street, London W1K 5QP (the “Buyer”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           Purchase and Sale of Stock.

Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, on June 5, 2009, or such later date that the parties may mutually agree upon (the “Closing Date”), Buyer agrees to purchase from the Seller and the Seller agrees to sell to Buyer Two Million, Five Hundred and Sixteen Thousand, Nine Hundred and Eight (2,516,908) shares of common stock (the “Shares”) of Flex Fuels Energy, Inc. registered in the name of Buyer at a purchase price of US$0.008 per share or an aggregate of Twenty Thousand, One Hundred and Thirty Five Dollars and Twenty Six Cents (USD$20,135.26) (the “Purchase Price”). The Shares presently represent and shall represent at closing, all of Seller’s stock ownership in Flex Fuels Energy, Inc.

2.           Representations and Warranties of Seller. In order to induce the Buyer to enter into this Agreement and purchase the Shares, the Seller hereby represents and warrants to the Buyer that at all times from the date hereof through and including the Closing Date:

(a)           Ownership of Shares.  Seller is and shall be the record and beneficial owner of the Shares and has and shall have sole power over the disposition of the Shares and that:  (i) the Shares are and shall be free and clear of any liens, claims, encumbrances, and charges; and (ii) the Shares have not been and shall not have been sold, conveyed, encumbered, hypothecated or otherwise transferred by Seller except pursuant to this Agreement.

(b)           Authority for Agreement.  Seller has and shall have the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by the Seller of this Agreement have been and shall have been duly authorized by all requisite action by the Seller, and the Agreement, when executed and delivered by the Seller, constitutes and shall constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Experienced Investor.  Seller is and shall be an experienced investor, has and shall have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the sale, has made and shall have made all necessary inquiries of the Buyer and has had and shall have had access to all information respecting Flex Fuels Energy, Inc. that Seller has requested.

3.           Representations and Warranties of the Buyer.  Buyer hereby warrants and represents to Seller that at all times from the date hereof through and including the Closing Date:

(a)           Authority.  Buyer has and shall have the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by the Buyer of this Agreement have been  and shall have been duly authorized by all requisite action by the Buyer, and the Agreement, when executed and delivered by the Buyer, constitutes and shall constitute a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           Share Cancellation.  The Shares are being acquired by the Company for cancellation and return to the status of authorized but unissued.

4.           Indemnification. Buyer shall indemnify Seller against all claims, liabilities, and assessments, if any, against Seller, for additional capital gains tax by Her Majesty’s Revenue & Customs (“HMRC”) based upon a determination by HMRC that the Shares shall be deemed, for tax purposes, to have been sold for a purchase price in excess of $0.008 per Share.  In such instance, the indemnification shall not cover the capital gains tax due with respect to the first $0.008 of the deemed sales price.  Notwithstanding the foregoing, this indemnification provision shall not apply in the event Seller takes any action, directly or indirectly, that seeks or causes such a determination by HMRC.  In the event HMRC determines to seek payment by Seller of additional capital gains tax, Buyer shall have the right to require Seller to challenge any such action, at Buyer’s direction and cost, and Seller shall cooperate fully with such request by Buyer.  HMRC is a non-ministerial department of the British government primarily responsible for the collection of taxes in the United Kingdom.

5.           Closing.

(a)           At the closing, Seller shall transfer to Buyer, good and marketable title to the Shares, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind, by delivering to Buyer the certificates representing the Shares in negotiable form, duly endorsed in blank, or with stock transfer powers (containing a bank’s signature guarantee or other signature guarantee acceptable to the Company’s transfer agent, if the transfer agent requires such a guarantee) attached thereto (the “Transaction Documents”).

(b)           At the closing, Buyer shall deliver the Purchase Price to the Seller.

6.           Miscellaneous.

(a)           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

(b)           Governing Law/Venue.  This Agreement shall be governed by and construed under the laws of Nevada as applied to agreements entered into and to be performed entirely within Nevada.  Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in Nevada.

(c)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party above or on Schedule A attached hereto, or at such other address as such party may designate by written notice to the other parties.

(e)           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

(f)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

SELLER

/s/ Mark Paulson
Mark Paulson

BUYER

FLEX FUELS ENERGY, INC.

By: /s/ Tom Barr
Tom Barr
Chief Executive Officer

Schedule A

Mark Paulson
19 Long Meadows
Everton,
Doncaster,
DN10 5BL

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